Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the 22nd day of February, 2021, by and between CROWN CRAFTS, INC., a Delaware corporation (“Employer”), and Craig Demarest, an individual resident of the State of Louisiana (“Employee”).

W I T N E S S E T H:

WHEREAS, Employer desires to hire Employee, and Employee desires to be employed by Employer, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.      Effectiveness. The rights and obligations of the parties set forth herein shall become effective on the date first set forth above (the “Commencement Date”).

SECTION 2.      Employment. Subject to the terms hereof, Employer hereby agrees to employ Employee as Vice President and Chief Financial Officer of Employer, and Employee hereby accepts such employment. In such capacity, Employee shall perform such duties and shall have such responsibilities as are normally associated with such positions, and as otherwise may be assigned to Employee from time to time by the President and Chief Operating Officer of Employer. While employed by Employer, Employee shall devote substantially all of Employee’s business time and efforts to Employer’s business; provided, however, that the foregoing shall not be deemed to restrict Employee from devoting a reasonable amount of time and attention to the management of Employee’s personal affairs and investments, so long as such activities do not interfere with the responsible performance of Employee’s duties hereunder.

SECTION 3.      Term of Employment. The term (the “Term”) of Employee’s employment under this Agreement shall commence as of the Commencement Date and shall continue until the earliest to occur of the following:

(a)     February 28, 2022, provided that, subject to the other terms and conditions of this Agreement, beginning on March 1, 2022, and continuing on the first (1st) day of each calendar month thereafter, the Term shall be extended automatically for one additional calendar month so that the Term shall always be for one (1) full year as of the commencement of each calendar month (such one (1)-year period, as in effect at any given time, the “Severance Protection Period”), unless Employer or Employee shall affirmatively decide and notify the other to the contrary in writing of Employer or Employee’s intention that the Term shall not be so extended, in which event the Term shall terminate at the end of the one (1)-year period following such notice;

(b)     the termination of Employee’s employment in accordance with Section 7.2 or Section 7.3 hereof;

(c)     Employee’s resignation other than for Good Reason (as defined below);

(d)     the death of Employee; and

(e)     upon the election of either Employer or Employee in the event of the Incapacity (as defined below) of Employee. If Employer or Employee elects to terminate Employee’s employment upon the Incapacity of Employee, it is expressly understood that Employer’s obligations under this Agreement shall then cease, notwithstanding that Employee may be entitled to certain benefits, including any long-term disability insurance benefits. For purposes of this Agreement, “Incapacity” means the failure of Employee to perform Employee’s normal required services hereunder due to a disability for a period of three (3) months during any consecutive twelve (12)-month period during the Term.

SECTION 4.      Compensation; Benefits; Expenses.

4.1     Salary. During the Term, Employee shall be paid a salary (the “Salary”) of $237,500.00 per annum, less deductions and withholdings required by applicable law. The Salary shall be paid to Employee in accordance with the normal payroll practices of Employer. Employee shall be eligible to receive salary increases at the discretion of the Board of Directors (the “Board”) of Employer or a committee thereof.

4.2     Bonus. During the Term, commencing with Employer’s 2022 fiscal year which begins March 29, 2021, Employee shall be eligible to receive, with respect to each fiscal year of Employer during the Term, an annual bonus equal to as much as forty percent (40%) of Employee’s Salary at target performance and as much as sixty percent (60%) of Employee’s salary at maximum performance, pursuant to Employer’s bonus plan for its highly compensated employees, which bonus plan shall be based upon Employer’s annual EBITDA targets; provided, however, that the specific terms of such bonus plan shall be in the sole and absolute discretion of the Board or a committee thereof. Any such bonus will be paid during July next following the completion of the applicable fiscal year, provided that Employee continues to be employed with Employer on the date the applicable fiscal year ends.

4.3     Additional Employment Benefits. During the Term, Employer will provide Employee with such other fringe benefits, and Employee will participate in such other employee benefit plans and arrangements, subject to the applicable eligibility and other terms and provisions of such plans and arrangements, as are generally provided to other similarly situated, highly compensated employees of Employer. During the Term, Employer will also provide Employee with a $750 per month vehicle allowance. In the discretion of the Board or a committee thereof, Employee may also receive awards under any equity compensation plans established by Employer, subject to the applicable eligibility and other terms and provisions of such plans and awards.

4.4     Vacations and Holidays. Employee shall be entitled to fifteen (15) days’ vacation each year during the Term (or such greater number of vacation days to which Employee shall be entitled under Employer’s policies), as well as holidays consistent with Employer’s policies.

4.5     Expenses. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by Employee at the request of and on behalf of Employer. All such expenses shall be documented and submitted in accordance with Employer’s business expense policy.

4.6     Stock Award. Effective as of the Commencement Date, Employer shall grant Employee 10,000 shares of Employer’s common stock pursuant to Employer’s 2014 Omnibus Equity Compensation Plan, which shares shall be subject to vesting on the second (2nd) anniversary of the Commencement Date. The remaining terms and conditions of such stock award shall be commensurate with other stock awards granted to similarly situated, highly compensated employees of Employer.

SECTION 5.      Restrictive Covenants.

5.1     Non-Disclosure of Confidential Information.

(a)     Employee recognizes and agrees that the business of the Crown Crafts Companies (as defined below) is highly competitive and that in the course of Employee’s employment, Employee will become acquainted with Confidential Information (as defined below) belonging to the Crown Crafts Companies which is valuable, specialized and a unique asset of the Crown Crafts Companies.

(b)     For purposes of this Agreement, the terms set forth below will have the following meanings:

(i)     “Crown Crafts Companies” shall mean Employer and each of its direct and indirect subsidiaries.

(ii)     “Trade Secret” means any information, including a formula, pattern, compilation, program, device, method, technique or process, that: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(iii)     “Confidential Information” means data and information: (A) relating to the business of the Crown Crafts Companies, regardless of whether the data or information constitutes a Trade Secret; (B) disclosed to Employee by any of the Crown Crafts Companies or of which Employee became aware as a consequence of Employee’s relationship with any of the Crown Crafts Companies; (C) having value to the Crown Crafts Companies; (D) not generally known to competitors of the Crown Crafts Companies; and (E) which includes, Trade Secrets, methods of operation, names of customers and suppliers, price lists and methodologies, strategies, financial information, technical information, projections, route books, personnel data, and similar information; provided, however, that such term shall not mean data or information (1) which has been voluntarily disclosed to the public by the Crown Crafts Companies, except where such public disclosure has been made without authorization from the Crown Crafts Companies; (2) which has been independently developed and disclosed by others; or (3) which has otherwise entered the public domain through lawful means and without any action or omission on the part of Employee.

(c)     Employee agrees that while Employee is employed by Employer or any of the other Crown Crafts Companies and following the termination of Employee’s employment, regardless of whether the employment ends voluntarily or involuntarily and regardless of whether the Term has expired, Employee shall treat and maintain as confidential any Confidential Information, regardless of the medium in which it is maintained or stored, and shall not disclose to any unauthorized persons or entities or use for Employee’s own account or for the benefit of any third party any Confidential Information, without the prior written consent of Employer, in each case for so long as the information remains Confidential Information or a Trade Secret, as applicable.

(d)     In the event that Employee is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then Employee shall notify Employer promptly of the request or requirements so Employer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.1. If, in the absence of a protective order or receipt of a waiver hereunder, Employee is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or government agency or else stand liable for contempt or penalties, then Employee may disclose the Confidential Information to such tribunal or government agency; provided, however, that Employee shall use Employee’s reasonable efforts to obtain, at the request and expense of Employer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Employer shall designate.

(e)     During Employee’s employment with Employer, Employee is required to observe all security measures adopted to protect Trade Secrets and Confidential Information.

(f)     Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits or restricts Employee from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee individually (and not directed to Employer) from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.

5.2     Non-Competition.

(a)     Employee agrees that the Crown Crafts Companies are engaged in the highly competitive business of manufacturing, marketing and distributing infant, toddler and juvenile bedding and blankets, and infant and toddler bibs, soft bath products, disposable products and accessories. Employee agrees that due to Employee’s position and training and Employee’s access to the Confidential Information, Employee’s engaging in any business that is competitive with the Crown Crafts Companies will cause the Crown Crafts Companies great and irreparable harm.

(b)     Employee further acknowledges and agrees that Employee’s employment with Employer may include: (i) having a primary duty in managing the enterprise of Employer or of a customarily recognized department or subdivision thereof; (ii) customarily and regularly directing the work of two or more other employees; or (iii) having the authority to hire or fire other employees or having particular weight given to suggestions and recommendations as to the hiring, firing, advancement, promotion or any other change to the status of other employees. Employee further acknowledges and agrees that by reason of Employer’s investment of time, money, training, trust, exposure to the public, exposure to customers, vendors and other business relationships during the course of employment with Employer, Employee has gained or will gain a high level of notoriety, fame, reputation or public persona as Employer’s representative or spokesperson, and has gained or will gain a high level of influence or credibility with Employer’s customers, vendors or other business relationships or is and will be intimately involved in the planning for or direction of Employer’s business or a defined unit of the business of Employer.

(c)     Employee agrees that Employee’s work for or on behalf of the Crown Crafts Companies will bring Employee into close contact with many of the customers, prospective customers, Trade Secrets and Confidential Information of the Crown Crafts Companies. Employee further agrees that the covenants in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 of this Agreement are reasonable and necessary to protect the Crown Crafts Companies’ legitimate business interests in their customer relationships, Trade Secrets and Confidential Information. Employee acknowledges that to protect adequately the interest of the Crown Crafts Companies in their business it is essential that any noncompetition covenant with respect thereto cover all Business Activities and the entire Territory (as such terms are defined below).

(d)     For purposes of this Agreement, the terms set forth below will have the following meanings:

(i)     “Business Activities” shall mean all activities of the type engaged in by Employee for any of the Crown Crafts Companies during the immediately preceding two (2) years of Employee’s employment with Employer.

(ii)     “Competitive” shall mean products, activities or services that are the same as or similar to the products, activities or services of Employer or any of the other Crown Crafts Companies.

(iii)     The term “customer” shall include: (A) the person or entity that purchases products or services from Employer or any other Crown Crafts Company; (B) any division, subsidiary, affiliate, franchisee or franchisor of such entity that subsequently acquires or uses any such product or service; (C) any other subsequent purchaser or end user of such product or service; and (D) each separate store or location of the foregoing that purchases or uses such product or service.

(iv)     “Territory” shall mean the geographic area consisting of the United States.

(e)     Employee agrees that during Employee’s employment with Employer and until: (i) the expiration of the Severance Protection Period if Employee’s employment under this Agreement is terminated by Employer without Cause or by Employee for Good Reason; or (ii) one (1) year following the termination of Employee’s employment with Employer other than by Employer without Cause or by Employee for Good Reason, but excluding termination upon the expiration of the Term (such period in each of clause (i) or clause (ii), as applicable, the “Restricted Period”), Employee shall not, directly or indirectly, on Employee’s own behalf or another’s behalf, within the Territory, engage in Business Activities that are Competitive with those engaged in by any of the Crown Crafts Companies or their successors within two (2) years prior to the termination of Employee’s employment, without the prior written consent of Employer.

5.3     Non-Solicitation of Customers.

(a)     Employee agrees that while employed by Employer or any of the other Crown Crafts Companies, Employee will have contact with and become aware of the Crown Crafts Companies’ customers and the representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers. Employee further agrees that loss of such customers will cause the Crown Crafts Companies great and irreparable harm.

(b)     Employee agrees that, during the Restricted Period, Employee shall not directly or by assisting others, solicit, or attempt to solicit, any customers of any of the Crown Crafts Companies, including actively sought prospective customers, with whom Employee had Material Contact at any time during the two (2)-year period prior to the date of the termination of Employee’s employment with any of the Crown Crafts Companies, for the purpose of providing products or services that are Competitive with those provided by any of the Crown Crafts Companies within two (2) years prior to such termination. For purposes of this Agreement, “Material Contact” means contact between Employee and a customer or prospective customer or vendor or supplier, as applicable: (i) with whom or which Employee dealt on behalf of Employer or any of the other Crown Crafts Companies; or (ii) whose dealings with Employer or any of the other Crown Crafts Companies were coordinated or supervised by Employee; or (iii) about whom Employee obtained Confidential Information in the ordinary course of business as a result of Employee’s association with Employer or any of the other Crown Crafts Companies; or (iv) who receives or provides products or services authorized by Employer or any of the other Crown Crafts Companies, which, in the case of any customer or prospective customer, the sale or provision of which results or resulted in compensation, commissions or earnings for Employee.

5.4     Non-Solicitation of Employees. Employee agrees that, during the Restricted Period, Employee (on Employee’s own behalf or that of any other person or entity) shall not directly or indirectly hire, recruit, attempt to hire or recruit, solicit, induce or influence any person who is an employee of Employer or any of the other Crown Crafts Companies as of, or within six (6) months prior to, Employee’s termination of employment, to discontinue, reduce, reject or otherwise change in any manner adverse to the interests of Employer or such other Crown Crafts Company the nature or extent of their employment relationship.

5.5     Non-Interference with Vendors and Suppliers. Employee agrees that, while employed by Employer, Employee will have contact with and become aware of the Crown Crafts Companies’ vendors and suppliers and their respective representatives, names and addresses. Employee agrees that, during Employee’s employment with Employer and during the Restricted Period, Employee will not, without the prior written consent of the Board, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or induce, or attempt to solicit or induce, any vendor or supplier of any of the Crown Crafts Companies with which Employee had Material Contact during the Term to terminate, alter or lessen such vendor’s or supplier’s affiliation with the Crown Craft Companies or to violate the terms of any agreement or understanding between such vendor or supplier and any Crown Crafts Company.

5.6     Severability. If any provision of this Section 5 is determined to be invalid, illegal or unenforceable, in whole or in part, then such provision shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision cannot be modified to be enforceable, the provision shall be severed from this Agreement to the extent unenforceable. In this regard, Employer and Employee hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the geographic restrictions, any prohibited business activity, or any time period from the coverage of this Section 5 and to apply the provisions of this Section 5 to the remaining portion of the geographic restrictions, the remaining business activities and the remaining time period not so severed by such judicial authority.

5.7     Third-Party Beneficiary. The parties acknowledge and agree that Employee’s obligations under this Section 5 are intended to directly benefit each of the Crown Crafts Companies, and that in the event of Employee’s breach of any obligation under this Section 5 involving, concerning or relating to any of the Crown Crafts Companies, other than Employer, such Crown Crafts Company shall be deemed a third-party beneficiary of this Agreement and may bring an action to enforce its terms directly against Employee.

5.8     Injunctive Relief. Employee hereby agrees that any remedy at law for any breach of the provisions contained in Sections 5.1, 5.2, 5.3, 5.4 or 5.5 hereof shall be inadequate and that the Crown Crafts Companies shall be entitled to injunctive relief in addition to any other remedy that any of the Crown Crafts Companies might have under this Agreement. Employee further acknowledges and agrees that the existence of any claim or cause of action by Employee against Employer or any of the other Crown Crafts Companies, whether or not predicated upon Employee’s employment relationship, shall not relieve Employee of Employee’s obligations under Section 5 hereof and otherwise shall not operate as a defense to the enforcement of Section 5 hereof.

SECTION 6.      Intellectual Property, Inventions and Patents.

6.1     Work Product. Employee acknowledges and agrees that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, trade secrets, firmware, logos, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to Employer’s or any of its affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed, acquired, contributed to, made or reduced to practice by Employee (whether alone or jointly with others) while employed by Employer or any of its affiliates (collectively, “Work Product”), belong to Employer or such affiliate. Employee shall promptly disclose Work Product to Employer and, at Employer’s expense, perform all actions reasonably requested by Employer or any of its affiliates (whether during or after the Term) to establish and confirm such ownership (including providing testimony and executing assignments, consents, powers of attorney and other instruments). The provisions of this Section 6 will apply to all Work Product, including that which is first reduced to practice and developed during the Term, whether or not further development or reduction to practice may take place after termination of this Agreement.

6.2     Work Made for Hire. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” under the copyright laws of the United States, and ownership of all rights therein shall vest in Employer or its applicable affiliate. To the extent that any Work Product is not deemed to be a “work made for hire,” Employee hereby assigns and agrees to assign to Employer or such affiliate all right, title and interest, including the intellectual property rights that Employee may have, in and to such Work Product. Employee agrees to execute any documents and take any actions (at Employer’s expense) that may be legally required to effect and confirm such transfer and assignment and waiver.

SECTION 7.      Termination.

7.1     Definitions of Cause and Good Reason.

(a)    “Cause” shall exist if:

(i)     Employee is convicted of, pleads guilty or nolo contendere to, or confesses to any felony or any act of fraud, misappropriation, misrepresentation or embezzlement;

(ii)     Employee has engaged in any dishonest act to the material damage or prejudice of any of the Crown Crafts Companies or in any conduct or activities materially damaging to the property, business or reputation of any of the Crown Crafts Companies;

(iii)     Employee has engaged in habitual substance abuse;

(iv)     Employee breaches the terms and conditions of this Agreement (including Section 5 hereof) and, after receiving written notice from Employer, stating the nature of the breach and affording Employee at least ten (10) days to correct the act or omission complained of to the reasonable satisfaction of Employer (if curable), such breach is not cured, or after having received such notice, Employee at any time thereafter again so breaches;

(v)     Employee violates any rule, regulation or policy of Employer and, after receiving written notice from Employer, stating the nature of the violation and affording Employee at least ten (10) days to correct the act or omission complained of to the reasonable satisfaction of Employer (if curable), such violation is not cured, or after having received such notice, Employee at any time thereafter again so breaches; or

(vi)     Employee willfully and continually fails to substantially perform Employee’s duties (other than any such failure resulting from inability due to illness or Incapacity) and, after receiving written notice from Employer, stating the nature of the violation and affording Employee at least ten (10) days to correct the act or omission complained of to the reasonable satisfaction of Employer (if curable), such failure is not cured, or after having received such notice, Employee at any time thereafter again so fails.

(b)    “Good Reason” shall exist if, without the consent of Employee:

(i)     Employer requires Employee to relocate or otherwise establish Employee’s principal daily work location more than fifty (50) miles outside of the location where Employee principally works as of the Commencement Date (other than a change in such location to a location closer to Employee’s home residence);

(ii)     there is a material diminution in Employee’s authority, duties or responsibilities; or

(iii)     Employer takes any other action, or fails to take any action, that constitutes a material breach by Employer of the terms of this Agreement;

provided, however, that none of the foregoing events or conditions will constitute Good Reason unless: (A) Employee provides Employer with a written objection of the event or condition within thirty (30) days following the initial existence of such event or condition; (B) Employer does not reverse or otherwise cure the event or condition to the extent curable within thirty (30) days of receiving such written objection; and (C) Employee resigns from Employee’s position with Employer within thirty (30) days following the expiration of such cure period.

7.2     Termination by Employer. Employer may terminate Employee’s employment under this Agreement effective immediately for Cause. Subject to the other provisions contained in this Agreement, Employer may terminate Employee’s employment for any reason (or no reason) other than Cause upon thirty (30) days’ written notice to Employee.

7.3     Termination by Employee. Employee may terminate Employee’s employment under this Agreement for Good Reason by written notice to Employer, provided the requirements of Good Reason are fully satisfied or complied with.

7.4     Benefits Payable Upon Termination.

(a)     If Employee’s employment under this Agreement is terminated as a result of Employee’s voluntary resignation (other than for Good Reason), retirement, death or Incapacity or by Employer for Cause, then, on or by the next regular payday for the pay period in which such termination occurs, Employer shall pay Employee Employee’s Salary through the effective date of such termination plus credit for any vacation earned but not taken or paid, and Employer shall thereafter have no further obligation to Employee under this Agreement.

(b)     If, during the Severance Protection Period (and whether or not a change of control of Employer occurs at, or has occurred prior to, the time of the termination of Employee’s employment), Employee’s employment under this Agreement is terminated by Employer without Cause or is terminated by Employee for Good Reason, then Employer shall:

(i)     pay to Employee, on or by the next regular payday for the pay period in which termination occurs, Employee’s accrued but unpaid Salary through the end of the calendar month in which such termination occurs plus credit for any vacation earned but not taken, plus any bonus earned at the end of the prior fiscal year but which has not yet been paid as of the date of termination; and

(ii)     pay to Employee, as severance, equal installment payments payable in accordance with Employer’s normal payroll practices and cycles (commencing on the next regular payday for the pay period in which termination occurs and ending on the next regular payday for the pay period that is one (1) year thereafter), which are in the aggregate equal to the sum of: (A) Employee’s Salary (at the rate in in effect as of the date of termination); and (B) the highest annual bonus paid or payable to Employee in respect of any of the three (3) full fiscal years ended immediately prior to the date of termination, and Employer shall thereafter have no further obligation to Employee under this Agreement.

(c)     Employer will deduct and withhold all necessary withholding taxes from Employee’s benefits provided under this Section 7.4.

(d)     Notwithstanding anything in this Agreement to the contrary, Employer’s obligation to make severance payments under this Section 7.4 shall terminate immediately if Employee takes any actions that violate the provisions of Section 5 hereof, and the termination of Employer’s obligation to make such severance payments shall not relieve Employee of Employee’s obligations under Section 5 hereof.

SECTION 8.      Compliance with Code Section 409A.

8.1     General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. In no event shall Employee, directly or indirectly, designate the calendar year of payment. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

8.2     Specified Employees. Notwithstanding any provision in this Agreement to the contrary, if, at the time of Employee’s separation from service with Employer, Employee is a “specified employee” (as defined for purposes of Section 409A) and it is necessary to postpone the commencement of any severance payments otherwise payable pursuant to this Agreement as a result of such separation from service to prevent any accelerated or additional tax under Section 409A, then Employer will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise exempt from Section 409A until the first payroll date that occurs after the date that is six (6) months following Employee’s separation from service with Employer (as determined under Section 409A). If any payments are postponed pursuant to this Section 8.2, then such postponed amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six (6) months following Employee’s separation from service with Employer. If Employee dies during the postponement period prior to the payment of any postponed amount, such amount shall be paid to the personal representative of Employee’s estate within sixty (60) days after the date of Employee’s death.

8.3     Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a)     the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(b)     any reimbursement of an eligible expense shall be paid to Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c)     any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

SECTION 9.     Miscellaneous.

9.1     Return of Materials. Upon the request of Employer and, in any event, upon the termination of Employee’s employment with Employer, Employee shall deliver to Employer all property belonging to any of the Crown Crafts Companies then in Employee’s possession and all memoranda, notes, records, manuals or other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Employee’s services hereunder or the business of the Crown Crafts Companies or containing Confidential Information or Trade Secrets of or regarding the business of the Crown Crafts Companies, whether made or compiled by Employee or furnished to Employee from another source by virtue of Employee’s employment with Employer.

9.2     Cooperation. During the Term and thereafter, unless Employee is advised by Employee’s separate legal counsel not to do so because of an actual or potential conflict of interest between Employee and Employer or its affiliates, Employee agrees to cooperate reasonably with Employer and its affiliates in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by Employer (including being available to Employer upon reasonable notice for interviews and factual investigations, appearing at Employer’s reasonable request to give testimony without requiring service of a subpoena or other legal process, volunteering to Employer all reasonably pertinent information and turning over to Employer all relevant documents which are or may come into Employee’s possession, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments). In the event Employer requires Employee’s cooperation in accordance with this Section 9.2, and Employee deems it appropriate to hire Employee’s own legal counsel, Employer shall reimburse Employee for the reasonable costs for such legal counsel and Employee’s reasonable travel expenses upon submission of receipts, and Employee will be entitled to receive reasonable compensation agreed to by the parties for any such cooperation Employee provides after Employee’s employment with Employer. Any such payments shall be paid within thirty (30) days after Employee’s submission of receipts for such costs. For avoidance of doubt, the obligations on Employee in this Section 9.2 shall not apply in any dispute or proceeding between Employee and Employer or its affiliates.

9.3     Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Employee and Employee’s executor, administrator, heirs and personal representative and Employer and its successors and assigns. Employer may assign this Agreement to any of the Crown Crafts Companies or to any of its or their successors or assigns, in which case the term “Employer” as used in this Agreement shall be deemed to mean and refer to such entity. This Agreement is personal to Employee, and Employee may not assign or delegate any of Employee’s obligations or rights hereunder, unless Employee should die or become disabled while any rights remain under this Agreement, in which case Employee’s rights under this Agreement shall inure to the benefit of and be enforceable by Employee’s representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or estate.

9.4     Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any conflict of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction.

9.5     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others. In the execution of this Agreement, scanned and e-mailed manual signatures shall be fully effective for all purposes.

9.6     Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail (followed by overnight courier) or by registered or certified mail (postage prepaid, return receipt requested) to the intended recipient as follows:

(a)     If to Employee, addressed to:

Craig Demarest

5979 Vicksburg St.

New Orleans, Louisiana 70124

E-mail: craigdemarest@gmail.com

(b)     If to Employer, addressed to:

Crown Crafts, Inc.

916 South Burnside Avenue

Gonzales, Louisiana 70737

Attn: President

E-mail: oelliott@crowncrafts.com

with a copy to (which shall not constitute notice):

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street NE

Atlanta, Georgia 30303

Attn: David G. Thunhorst, Esq.

Email: DThunhorst@rh-law.com

Any party hereto may change the address to which notices, requests, claims, demands and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

9.8     Entire Agreement; Amendment; Interpretation. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified or amended only by a written instrument signed by each of the parties hereto. The parties hereto acknowledge and agree that each party reviewed and participated in the drafting and preparation of this Agreement and that this Agreement shall not be construed against either party by virtue of its role or its counsel’s role in drafting it. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.

9.9     Survival. Sections 5, 6, 7.4, 8 and 9 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Term.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYER:

CROWN CRAFTS, INC.

By:	/s/ Olivia W. Elliott
Name:	Olivia W. Elliott
Title:	President and Chief Operating Officer

EMPLOYEE:

/s/ Craig Demarest
Craig Demarest